SECURITIES AND EXCHANGE COMMISSION

                          Washington, D. C. 20549


                                  FORM 8-K

                               CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of
                    the Securities Exchange Act of 1934


Date of Report:  January 28, 1997
Date of earliest event reported:  January 27, 1997


                                ASHLAND INC.
  (Exact name of registrant as specified in its charter)


                                  Kentucky
               (State or other jurisdiction of incorporation)

       1-2918                                        61--0122250
(Commission File Number)                           (I.R.S. Employer
                                                  Identification No.)


1000 Ashland Drive, Russell, Kentucky                    41169
(Address of principal executive offices)               (Zip Code)


P.O. Box 391, Ashland, Kentucky                          41114
     (Mailing Address)                                 (Zip Code)


Registrant's telephone number, including area code (606) 329-3333

Item 5.  Other Events

     On January 27, 1997, the Boards of Directors of Ashland Coal, Inc. and Arch Mineral Corporation jointly announced that they had approved an agreement in principal calling for a combination of the two companies. According to the announcement, the exchange ratio to be used for the transaction would result in former Ashland Coal and Arch Mineral shareholders holding 48 percent and 52 percent of the combined company, respectively. Further terms and conditions of the transaction are being negotiated. The announcement also states that the consummation of the transaction is conditioned upon the negotiation and execution of definitive agreements between the parties, all necessary governmental and regulatory consents and approval by the shareholders of both corporations.

     The foregoing summary of the attached press releases is qualified in its entirety by the complete text of both documents, a copy of which are attached hereto.

Item 7. Financial  Statements and Exhibits
     (c) Exhibits
          99  Press Release

                                 SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                  ASHLAND INC.
                                        -----------------------------------
                                                  (Registrant)



Date:  January 28, 1997                    /s/ James G. Stephenson
                                        -----------------------------------
                                        Name:    James G. Stephenson
                                        Title:   Vice President - Law

                              Exhibit Index

Exhibit No.                                                 Page No.

    99   Press Release of Ashland Coal, Inc.                  5
         dated January 27, 1997

    99   Press Release of Arch Mineral                        6
         Corporation dated January 27, 1997